KENVUE INC.
1 KENVUE WAY
SUMMIT, NJ 07901

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [•] (or up until 5:00 p.m. Eastern Time on [•] for shares held in a Kenvue Inc. company employee savings plan). Have your proxy card in hand when you access the website and follow the instructions to obtain your proxy materials and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/KVUE2026SM**

You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [•] (or up until 5:00 p.m. Eastern Time on [•] for shares held in a Kenvue Inc. company employee savings plan). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SPECIAL MEETING ATTENDANCE
The Special Meeting of Stockholders will be held virtually at www.virtualshareholdermeeting.com/KVUE2026SM. Stockholders as of the record date may attend, vote and submit questions virtually at the Special Meeting by logging in at www.proxyvote.com. To log in, Stockholders (or their authorized representatives) will need the 16-digit control number provided on your proxy card or in the voting instructions that accompanied your proxy materials.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

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KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KENVUE INC.

The Kenvue Inc. Board of Directors recommends a vote FOR the following proposals:	**For**	**Against**	**Abstain**
1. To adopt the Agreement and Plan of Merger, dated as of November 2, 2025 (as it may be amended from time to time, the "Merger Agreement"), by and among Kenvue Inc., Kimberly-Clark Corporation, Vesta Sub I, Inc. and Vesta Sub II, LLC (which proposal we refer to as the "Merger Proposal").	☐	☐	☐
2. To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Kenvue Inc.'s named executive officers that is based on or otherwise relates to the transactions contemplated by the Merger Agreement.	☐	☐	☐
3. To approve one or more adjournments of the Special Meeting to a later date or time, if necessary or appropriate, including adjournments to permit the solicitation of additional votes or proxies if there are not sufficient votes cast at the Special Meeting to approve the Merger Proposal.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice of Special Meeting and Joint Proxy Statement/Prospectus are available at www.proxyvote.com.

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Proxy – KENVUE INC.

This proxy is solicited by the Kenvue Inc. Board of Directors for the Special Meeting of Stockholders that will be held virtually at www.virtualshareholdermeeting.com/KVUE2026SM on [•] at [•] Eastern Time

The signatory hereto hereby appoints Amit Banati, Matthew Orlando and Edward J. Reed and each of them as proxies, with full power of substitution and revocation, to represent the signatory hereto and to vote all shares of common stock of Kenvue Inc. that the signatory hereto is entitled to vote at the Special Meeting of Stockholders of Kenvue Inc. to be held virtually on [•] at [•] Eastern Time at www.virtualshareholdermeeting.com/KVUE2026SM, upon the matters listed on the reverse side hereof and, in their discretion, upon such other matters as may properly come before the Special Meeting and any adjournments or postponements thereof.

Holders of Shares in Kenvue Inc. Company Employee Savings Plans: If you hold shares in a Kenvue Inc. company employee savings plan, this proxy covers those shares held for you in your savings plan, as well as any other shares registered in your name. By signing and returning this proxy (or voting by telephone or via the internet), you will authorize the Trustee of your savings plan to vote your savings plan shares as you have directed.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side